UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) announced that James McGorry, 59, has been appointed President and Chief Executive Officer of the Company, effective July 6, 2015. Mr. McGorry has served as a member of the Company’s Board of Directors (the “Board”) since February 25, 2013 and will continue to serve on the Board.

Mr. McGorry is a seasoned life science executive with over twenty-five years of leadership experience in both medical technology and biotechnology businesses. Prior to joining the Company as President and Chief Executive Officer, Mr. McGorry served as Executive Vice-President and General Manager of the Translational Oncology Solutions business of Champions Oncology, a personalized oncology firm, since September 2013. From 2011 to 2012, Mr. McGorry was Executive Vice-President of Accellent, a medical device contract-manufacturing firm. From 1998 to 2010, Mr. McGorry worked at Genzyme Corporation as a Senior Vice President in both BioSurgery and Oncology. At Genzyme Corporation, he was responsible for commercial operations resulting in global expansion, product extensions and profitable growth. From 1985 to 1996, Mr. McGorry worked at American Hospital Supply Corporation, which merged to form Baxter Healthcare. Mr. McGorry currently serves on the Board of Directors of ISTO Technologies, Inc. Mr. McGorry received his MBA from Duke University Fuqua School of Business and his B.A. from the United States Military Academy at West Point.

A copy of the press release issued by the Company announcing the appointment of Mr. McGorry is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Employment Agreement

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. McGorry dated as of June 23, 2015 and effective as of July 6, 2015 (the “Commencement Date”), appointing Mr. McGorry as President and Chief Executive Officer. The Employment Agreement has a three-year term, and thereafter automatically renews for an additional one-year term on each anniversary of the Commencement Date unless either party provides notice of its intention to not renew the Employment Agreement. The Employment Agreement is subject to early termination upon certain conditions, including death, disability, voluntary termination or termination with or without Cause, as defined in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. McGorry will receive an annual base salary of $375,000, subject to annual review beginning in 2016, provided that such base salary shall not be decreased without Mr. McGorry’s consent. In addition to his base salary, Mr. McGorry shall be eligible to receive cash incentive compensation as determined by the Board or a Committee thereof from time to time, and shall also be eligible to participate in such incentive compensation plans as the Board or a Committee thereof shall determine from time to time for employees of the same status within the hierarchy of the Company.

Mr. McGorry will also receive on the Commencement Date, a nonqualified stock option to purchase 671,400 shares of common stock of the Company (approximately 5% of the outstanding shares of common stock of the Company, including the shares of common stock underlying the outstanding shares of preferred stock on an as-converted basis). The option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. This option shall vest annually in four equal annual installments on January 1of each year for four consecutive years commencing with January 1, 2016, subject to continued employment through the applicable vesting dates. If, however, prior to the fourth anniversary of the date of grant, the Company terminates Mr. McGorry’s employment without Cause (and in the absence of any disability) or Mr. McGorry terminates his employment for Good Reason, all as defined in the Employment Agreement, then Mr. McGorry will become vested in the unvested stock options that would otherwise vest during the next twelve months. In addition, the stock options shall vest upon Mr. McGorry’s death or disability.

If the Company terminates Mr. McGorry’s employment without Cause, or if Mr. McGorry terminates his employment for Good Reason, in addition to any accrued and unpaid base salary through the date of his termination, and to the extent required by law, any accrued and unused vacation and any bonuses or other compensation actually earned for periods ended prior to the date of his termination, Mr. McGorry will be entitled to the following, subject to his execution of a release of claims in favor of the Company: (i) an amount equal to his average base salary during the three immediately preceding complete fiscal years (or such fewer complete fiscal years as Mr. McGorry may have been employed by the Company), or the amount of base salary for the immediately prior fiscal year, whichever is greater, plus (ii) an amount equal to his average annual cash incentive compensation during the three immediately preceding complete fiscal years (or such fewer complete fiscal years as Mr. McGorry may have been employed by the Company), or the amount of cash incentive compensation for the immediately prior fiscal year, whichever is greater, and (iii) medical benefits for twelve months. Mr. McGorry will be subject to twelve month non-competition and non-solicitation covenants.

If at any time within eighteen months of a change-in-control of the Company Mr. McGorry is terminated without Cause or he resigns for Good Reason, subject to his execution of a release of claims in favor of the Company, Mr. McGorry shall receive an amount equal to his current or most recent annual base salary plus his most recent annual cash incentive compensation for the most recent fiscal year. Additionally, Mr. McGorry would receive full vesting of any unvested stock options and other stock-based awards and medical benefits for twelve months.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Title
10.1	Employment Agreement, executed as of June 23, 2015 and effective as of July 6, 2015, between Harvard Apparatus Regenerative Technology, Inc. and James McGorry.
99.1	Press release of Harvard Apparatus Regenerative Technology, Inc., issued on June 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

July 6, 2015	/s/ Thomas McNaughton
(Date)	Thomas McNaughton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number
Description of Exhibit
10.1	Employment Agreement, executed as of June 23, 2015 and effective as of July 6, 2015, between Harvard Apparatus Regenerative Technology, Inc. and James McGorry.
99.1	Press release of Harvard Apparatus Regenerative Technology, Inc., issued on June 25, 2015.